UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2008

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2008, Gilead Sciences Limited (GSL), a wholly−owned subsidiary of Gilead Sciences, Inc. (the Company), entered into an Addendum to Tenofovir Disoproxil Fumarate Manufacturing Supply Agreement (the Addendum) with PharmaChem Technologies (Grand Bahama) Ltd. (PharmaChem). The Addendum amends that certain Tenofovir Disoproxil Fumarate Manufacturing Supply Agreement by and between GSL and PharmaChem dated July 17, 2003 (the Original Agreement, and as amended, the Agreement).

Under the terms of the Addendum, the term of the Agreement was extended and GSL will be obligated to purchase certain minimum quantities of bulk tenofovir disoproxil fumarate, which is an active pharmaceutical ingredient in Truvada® (emtricitabine and tenofovir disoproxil fumarate), Atripla™ (efavirenz 600 mg/emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg) and Viread® (tenofovir disoproxil fumarate), from PharmaChem through 2012, unless the Agreement is earlier terminated or the parties agree to substitute another product. The Addendum also provides for the purchase by PharmaChem of certain key raw materials required for the manufacturing of tenofovir disoproxil fumarate from GSL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

December 5, 2008	By:	/s/ John F. Milligan, Ph.D.

Name: John F. Milligan, Ph.D.
Title: President and Chief Operating Officer